                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 _____________

                               Amendment No. 1 to
                                 Current Report
                        (originally filed July 1, 1996)


                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 17, 1996
                                                          -------------



                                BWAY CORPORATION
                                ----------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                   0-26178                  36-3624491
          --------                   -------                  ----------
(State or other jurisdiction of  (Commission File Number)  (IRS Employer
incorporation or organization)                             Identification No.)


                         8607 Roberts Drive, Suite 250
                             Atlanta, Georgia 30350
          (Address of principal executive offices, including zip code)


                                  770-587-0888
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)

                               BWAY CORPORATION
                                  FORM 8-K/A


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The text set forth here in Item 2 was amended and restated to read as follows:

On June 17, 1996, BWAY Corporation, a Delaware Corporation ("BWAY") acquired through an indirect subsidiary substantially all of the assets of an unincorporated division of Van Dorn Company ("Seller"), known as "Davies Can " (the "Company") pursuant to the terms of the Asset Purchase Agreement dated as of April 29, 1996, by and among BWAY, Brockway Standard, Inc. ("BSI") a wholly-owned subsidiary of BWAY, Seller, and Crown Cork & Seal Company, Inc. ("Crown"), as amended by Amendment No. 1 to Asset Purchase Agreement dated June 17, 1996 (as amended, the "Asset Purchase Agreement"). Separately, BWAY and Crown finalized a Strategic Alliance to provide paint and oblong cans in the Canadian market. The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report on Form 8-K/A.

Pursuant to the Asset Purchase Agreement, Davies Acquisition Corp. ("Buyer"), a wholly-owned subsidiary of BSI, acquired from the Seller, a wholly-owned subsidiary of Crown, substantially all of the assets and certain of the liabilities of the Company. Prior to the acquisition, the Company manufactured paint, oblong and utility cans. BWAY intends to continue using assets acquired for the manufacturing of metal containers, primarily paint, oblong, and utility cans, subject to implementation of its rationalization strategy discussed below. As a result of this acquisition and the previously announced acquisition of Milton Can Company, Inc., BWAY and its subsidiaries will increase operations from 9 manufacturing facilities in 6 states to 15 facilities in 10 states. Plans for integration of the Company's facilities have been developed by management. Certain components of the plan are currently being implemented. Management has accrued $8 million to account for closing facilities, equipment movement, severance, and relocation costs. Ultimate finalization of management's plans may result in adjustments to the accrual. As part of the rationalization strategy, plans to close the Covington, GA facility and to relocate the facilities' equipment and business to other BWAY facilities have been announced.

Buyer paid Seller cash consideration of approximately $41.7 million, subject to an adjustment based on the change in working capital from December 31, 1995 through June 17, 1996. The amount of consideration was determined as a result of negotiations between BWAY and Crown. The total cash used by Buyer to consummate the transaction and pay the related fees and expenses was approximately $43 million. The source of funds for the acquisition of the Company was a new Credit Agreement, dated June 17, 1996, among Bankers Trust Company, NationsBank, N.A., BWAY, Milton Can Company, Inc. and BSI. The transaction was recorded using the purchase method of accounting.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

ITEM 7(A).  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED


       Pursuant to Item 7(a)(1), the following financial statements present the Davies Can Division of Van Dorn (a wholly-owned subsidiary of Crown Cork & Seal Company, Inc.) prior to the acquisition by Brockway Standard, Inc., a wholly-owned subsidiary of BWAY Corporation ("BWAY"), and are prepared in accordance with Regulation S-X for the periods specified in
       (S) 210.3-05. The financial information shown is not necessarily indicative of the net assets acquired nor is it indicative of future operations. Specifically, BWAY did not acquire the land and building associated with the Covington, GA plant. In addition, certain assets related to the manufacturing of aerosol cans were modified prior to the acquisition.

                       Report of Independent Accountants


To the Board of Directors of
Crown Cork & Seal Company, Inc.

We have audited the accompanying Statements of Financial Position of Davies Can (the "Division") (a division of Crown Cork & Seal Company, Inc.) as of December 31, 1995 and 1994 and the Statements of Operations, of Cash Flows and of Owner's Net Investment for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.


The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the current report on Form 8-K of BWAY Corporation and on the basis of presentation as described in Note 1.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of the Division at December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
July 31, 1996

DAVIES CAN
(A DIVISION OF CROWN CORK & SEAL COMPANY, INC.)
STATEMENTS OF OPERATIONS (SEE NOTE 1)
(DOLLARS IN THOUSANDS)
- -----------------------------------------------------------------------------------------------------------------------
                                                                 Year Ended           Period Ended    Six Months Ended
                                                                 December 31,           June 17,          June 30,
                                                             1995          1994          1996               1995
                                                                                      (Unaudited)       (Unaudited)
Sales:
   Trade                                                 $  55,428      $  62,415     $  24,963          $  30,393
   Crown                                                     2,918          2,874         2,452              1,334
Cost of products sold (excluding depreciation and
   amortization)                                            55,413         62,727        28,043             30,105
Depreciation and amortization                                2,014          2,117           864              1,004
Selling and administrative expenses:
   Direct                                                    2,141          2,419           787              1,069
   Crown Corporate allocation                                  292            326           137                159
Interest expense - Crown Corporate allocation                1,233          1,198           465                602
                                                         ---------      ---------     ---------          ---------
Net loss before income taxes                                (2,747)        (3,498)       (2,881)            (1,212)
Provision for income taxes
                                                         ---------      ---------     ---------          ---------
Net loss                                                ($   2,747)    ($   3,498)   ($   2,881)        ($   1,212)
                                                         =========      =========     =========          =========

  The accompanying notes are an integral part of these financial statements.

DAVIES CAN
(A DIVISION OF CROWN CORK & SEAL COMPANY, INC.)

STATEMENTS OF FINANCIAL POSITION (SEE NOTE 1)
(DOLLARS IN THOUSANDS)
- --------------------------------------------------------------------------------------------------------------
                                                                  December 31,                     June 17,
                                                            1995               1994                  1996
                                                                                                  (Unaudited)
Assets
Current assets:
 Accounts receivable - trade, less allowance
  for doubtful accounts,  1995 - $100; 1994 - $100       $   6,419          $   7,140             $   7,964
 Accounts receivable - related parties                         415                695                   152
 Inventories:
   Raw materials and manufacturing parts                     1,526              4,798                 1,823
   Work in progress                                          3,103              3,160                 2,791
   Finished goods                                            4,844              5,368                 5,087
 Prepaid expenses and other current assets                      36                 36                    38
                                                         ---------          ---------             ---------
    Total current assets                                    16,343             21,197                17,855
Property, plant and equipment, net                          20,459             21,938                19,814
                                                         ---------          ---------             ---------
    Total                                               $   36,802          $  43,135             $  37,669
                                                        ==========          =========             =========
Liabilities & Owner's Net Investment
Current liabilities:
 Accounts payable - trade                                  $ 1,341            $ 1,281              $    877
 Accounts payable - related parties                            391                431                   738
 Accrued liabilities                                           778                746                 1,341
                                                         ---------          ---------             ---------
    Total current liabilities                                2,510              2,458                 2,956
Other non-current liabilities                                  687                576                   768
Owner's net investment                                      33,605             40,101                33,945
                                                         ---------          ---------             ---------
    Total                                                $  36,802          $  43,135             $  37,669
                                                         =========          =========             =========

  The accompanying notes are an integral part of these financial statements.

DAVIES CAN
(A DIVISION OF CROWN CORK & SEAL COMPANY, INC.)
STATEMENTS OF CASH FLOWS (SEE NOTE 1)
(DOLLARS IN THOUSANDS)
- ---------------------------------------------------------------------------------------------------
                                                                 Year Ended           Period Ended  Six Months Ended
                                                                 December 31,           June 17,        June 30,
                                                             1995            1994         1996           1995
                                                                                       (Unaudited)    (Unaudited)
    Net loss                                              ($ 2,747)        ($ 3,498)    ($ 2,881)      ($ 1,212)
    Depreciation and amortization                            2,014            2,117          864          1,004
    Change in accounts receivable                            1,001           (1,362)      (1,282)        (2,054)
    Change in inventories                                    3,853            2,474         (230)         1,303
    Change in accounts payable                                  20             (972)        (117)           930
    Change in other liabilities                                143               72          644            491
                                                           -------          -------      -------        -------
    Cash flow from operating activities,
     excluding Crown financing                             $ 4,284          ($1,169)     ($3,002)       $   462
                                                           =======          =======      =======        =======

    Investment activities (capital expenditures)          ($   535)        ($ 1,292)    ($   219)       $  (497)
                                                           -------          -------      -------        -------
    Net financing provided to (by) Crown                   $ 3,749         ($ 2,461)    ($ 3,221)       $   (35)
                                                           =======          =======      =======        =======


  The accompanying notes are an integral part of these financial statements.


DAVIES CAN
(A DIVISION OF CROWN CORK & SEAL COMPANY, INC.)
STATEMENTS OF OWNER'S NET INVESTMENT (SEE NOTE 1)
(DOLLARS IN THOUSANDS)
- ------------------------------------------------------------------------
Balance at December 31, 1993                         $41,138

Net loss - 1994                                       (3,498)
Net financing provided by Crown                        2,461
                                                     -------

Balance at December 31, 1994                          40,101

Net loss - 1995                                       (2,747)
Net financing provided to Crown                       (3,749)
                                                     -------

Balance at December 31, 1995                          33,605

Net loss - Period ended June 17, 1996 (Unaudited)     (2,881)
Net financing provided by Crown (Unaudited)            3,221
                                                     -------

Balance at June 17, 1996 (Unaudited)                 $33,945
                                                     =======

  The accompanying notes are an integral part of these financial statements.

DAVIES CAN
(A DIVISION OF CROWN CORK & SEAL COMPANY, INC.)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
(DOLLARS IN THOUSANDS)
- ------------------------------------------------------------------------------

1.  Basis of Presentation

Davies Can (the "Division"), a division of Van Dorn Company (Van Dorn) which, in turn, is a subsidiary of Crown Cork & Seal Company, Inc., consists of three plants located at Solon, Ohio, York, Pennsylvania, and Covington, Georgia. The Division manufactures and markets metal paint and oblong cans and certain other categories of cans.

On April 29, 1996, Crown Cork & Seal Company, Inc. ("Crown") signed an asset purchase agreement with Brockway Standard, Inc. ("Brockway") to sell the business of the Division. Assets sold by Crown include intangible and fixed assets, inventories, non-related party receivables and contracts and agreements, subject to certain contractually specified exclusions. Liabilities assumed by Brockway include all accounts payable, liabilities and obligations of the business arising under the assumed assets and exclude any debt, tax liability, employee related obligations such as pensions, postretirement and post employment and other contractually defined liabilities. The closing took place on June 17, 1996.


The accompanying historical statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K of BWAY Corporation, parent company of Brockway).

The financial statements have been prepared in connection with the sale of the business of the Division. Throughout the period covered by the financial statements, the Division's operations were conducted and accounted for as a division of Van Dorn. Accordingly, financial statements were not prepared for the Division. These financial statements have been prepared from the historical accounting records of Crown.

Crown utilizes a centralized cash management system. Under this system, the Division's cash requirements were provided directly by Crown; similarly, cash generated by the Division was remitted directly to Crown. Systems supporting such functions as payroll, accounts receivable and accounts payable were provided by centralized Crown departments outside the Division. Intercompany balances with Crown, net of cash, are included in owner's net investment. The financial statements include all revenues and costs attributable to the Division, including costs for functions and services provided by centralized departments, and allocation of interest expense.

All charges and allocations of costs for functions and services provided by Crown departments are deemed paid by the Division to Crown, in cash, in the period in which the cost is recorded in the financial statements.

DAVIES CAN
(A DIVISION OF CROWN CORK & SEAL COMPANY, INC.)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
(DOLLARS IN THOUSANDS)
- ------------------------------------------------------------------------------
All of the allocations and estimates in the financial statements are based on assumptions that Crown management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Division had been operated as a separate entity. Transactions between the Division and other Crown entities have been identified in the financial statements among related parties to the extent possible.

2.  Summary of Significant Accounting Principles

Use of Estimates and Assumptions
The financial statements have been prepared on the basis of presentation disclosed in Note 1. They reflect management estimates and assumptions. Actual results could differ from these estimates, impacting reported results of operations and financial position.

Revenue Recognition
Sales and related cost of products sold are included in income when goods are shipped to the customer.

Cash
The Division participates in Crown's centralized cash management system and, as such, its cash funding requirements are met by, and all cash generated is transferred to, Crown.

Inventories

Inventories are stated principally at the lower of cost or estimated net realizable value. Cost is determined on a last-in, first-out (LIFO) basis. Throughout the periods covered by the financial statements, the LIFO pool was calculated for Van Dorn which included the Division. In preparing the financial statements, the LIFO reserve allocated to the Division was based on the amount of Division inventory as a percentage of total Van Dorn inventory for the related period.

Property, Plant and Equipment (PP&E)
PP&E is shown at historical cost. Depreciation is provided, except on land, on a straight-line basis over the estimated useful lives of the assets, as follows (in years):

               Buildings and improvements    40
               Plant and machinery           12
               Other assets                   7


DAVIES CAN
(A DIVISION OF CROWN CORK & SEAL COMPANY, INC.)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
(DOLLARS IN THOUSANDS)
- ------------------------------------------------------------------------------

Income Taxes
The taxable income/loss of the Division was included in the consolidated tax returns of Crown. As such, separate income tax returns were not prepared or filed by the Division.

No tax benefit has been recognized in the accompanying financial statements. Had the Division recorded an income tax credit, the effective tax rate would have approximated the statutory rate.

Interest Expense

Interest expense has been charged to the Division by Crown on the basis of working capital and owner's net investment. Crown management believes this allocation is reasonable, but it is not necessarily indicative of the cost that would have been incurred if the Division had been operated as a separate entity.

Pensions

Throughout the period covered by the financial statements the Division's employees were covered by certain non-contributory defined benefit plans. The benefits for these plans are based primarily on employees' years of service and remuneration near retirement. The cost of these plans for the Division was determined on an actuarial basis. The pension cost is not necessarily indicative of the pension cost that would have been incurred if the Division had been operated as a separate entity.

Other Postretirement Benefits

Throughout the period covered by the financial statements, Division pensioners and survivors were provided healthcare and life insurance benefits by an unfunded plan sponsored by Van Dorn. The cost of this plan for the Division was determined on an actuarial basis. These benefit costs are not necessarily indicative of the postretirement benefit costs that would have been incurred if the Division had been operated as a separate entity.



3.  Related Party Transactions

The Division sold components to other Crown entities which amount to approximately $2,900 for both 1995 and 1994 and are included in sales on the statements of operations.

DAVIES CAN
(A DIVISION OF CROWN CORK & SEAL COMPANY, INC.)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
(DOLLARS IN THOUSANDS)
- ------------------------------------------------------------------------------

The Division subcontracted certain manufacturing processes (e.g., coating and lithography) to other Crown manufacturing operations. Management estimates that these purchased services amounted to $9,000 in 1995 and $5,000 in 1994, which approximates fair market value.

The financial statements include transactions with other Crown organizations involving functions and services (such as cash management, credit control, purchasing, fixed assets management, tax administration, legal, and data processing) that were provided to the Division. The cost of these functions and services have been directly charged and/or allocated to the Division using methods that Crown management believes are reasonable. Such charges and allocations are not necessarily indicative of the costs that would have been incurred if the Division had been a separate entity. Selling and administrative expenses include $292 and $326 for the years ended December 31, 1995 and 1994, respectively, representing allocations of general corporate expenses to the Division.

4.  Pensions and Other Retirement Benefits

Pensions
The components of pension cost for the years ended December 31, 1995 and 1994 were as follows:

                                                     Year Ended
                                                    December 31,
                                                    1995    1994
  Service cost                                     $ 205   $ 287
  Interest cost on projected benefit obligation      178     202
  Actual return on assets                           (470)    (76)
  Net amortization                                   189    (189)
                                                   -----   -----
    Total pension cost                             $ 102   $ 224
                                                   =====   =====

DAVIES CAN
(A DIVISION OF CROWN CORK & SEAL COMPANY, INC.)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
(DOLLARS IN THOUSANDS)
- ------------------------------------------------------------------------------
The funded status of the plans at December 31, 1995 and 1994 was as follows:

                                                               December 31,
                                                               1995      1994
  Actuarial present value of:
    Vested benefit obligation                                ($2,144)  ($1,669)
    Non-vested benefits                                         (374)     (273)
                                                              ------   -------
    Accumulated benefit obligation                           ($2,518)  ($1,942)
                                                              ======   =======
  Actuarial present value of projected benefit obligation    ($2,772)  ($2,121)
    Plan assets at fair value                                  2,916     2,481
                                                              ------   -------
  Plan assets in excess of projected benefit obligation          144       360
  Unrecognized net gain                                         (291)     (415)
                                                              ------   -------
  Accrued pension cost at end of year                        ($  147)     ($55)
                                                              ======   =======

  The actuarial assumptions for the Division's pension plans are as follows:

                                                                      Year Ended
                                                                     December 31,
                                                                     1995    1994

  Discount rate                                                       7.4%    8.5%
  Compensation increase                                               5.0%    5.0%
  Long-term rate of return                                           11.0%   11.0%

  Other Postretirement Benefits
  The net postretirement benefit cost comprised the following:

                                                                      Year Ended
                                                                     December 31,
                                                                     1995    1994

  Service cost                                                      $  62   $  81
  Interest cost on accumulated postretirement benefit obligation      101      83
  Amortization of net unrecognized loss                                67      63
                                                                    -----   -----
  Net postretirement benefit cost                                   $ 230   $ 227
                                                                    =====   =====

Health care claims and life insurance benefits paid totaled $36 in 1995 and $32 in 1994.

DAVIES CAN
(A DIVISION OF CROWN CORK & SEAL COMPANY, INC.)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
(DOLLARS IN THOUSANDS)
- ------------------------------------------------------------------------------
The following provides a reconciliation of the accumulated postretirement benefit obligation to the liabilities recognized in the Division's balance sheet as of the end of the year:

                                                            December 31,
                                                             1995    1994

  Retirees                                                 ($ 539)   ($418)
  Fully eligible active plan participants                    (166)    (122)
  Other active plan participants                             (708)    (468)
                                                            -----   ------
  Total accumulated postretirement benefit obligation      (1,413)  (1,008)
  Unrecognized net loss                                       924      713
                                                            -----   ------
  Accrued postretirement benefit obligation                ($ 489)   ($295)
                                                            =====   ======

The health care accumulated postretirement benefit obligation was determined at December 31, 1995 and 1994 using health care trend rates of 10.0% and 10.5%, respectively, decreasing to 4.9% over nine years and 5.1% over ten years, respectively. The assumed long-term rate of compensation increase used for life insurance was 5%. The discount rate was 7.4% and 8.5% at December 31, 1995 and 1994, respectively. Changing the assumed health care cost trend rate by one percentage point would change the accumulated postretirement benefit obligation by $191 at December 31, 1995 and $136 at December 31, 1994 and the net postretirement benefit cost by $15 for both 1995 and 1994.

 5.  Property, Plant and Equipment
                                                                      December 31,
                                                                    1995      1994

     Buildings and improvements                                  $ 8,420   $ 8,420
     Machinery and equipment                                      16,289    14,386
                                                                 -------   -------
                                                                  24,709    22,806
     Less accumulated depreciation and amortization               (6,043)   (4,030)
                                                                 -------   -------
                                                                  18,666    18,776
     Land                                                          1,551     1,551
     Construction in progress                                        242     1,611
                                                                 -------   -------
                                                                 $20,459   $21,938
                                                                 =======   =======

DAVIES CAN
(A DIVISION OF CROWN CORK & SEAL COMPANY, INC.)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
(DOLLARS IN THOUSANDS)
- ------------------------------------------------------------------------------
 6.  Accrued Liabilities

                                                                              December 31,
                                                                            1995      1994
  Accrued payroll                                                         $   101   $   159
  Accrued operating expenses                                                  372       383
  Accrued taxes, other than income                                            158       149
  Accrued pension                                                             147        55
                                                                          -------   -------
                                                                          $   778   $   746
                                                                          =======   =======


 7.  Other Non-Current Liabilities
                                                                               December 31,
                                                                             1995      1994

  Postretirement benefits other than pensions                             $   489   $   295
  Postemployment benefits                                                     198       281
                                                                          -------   -------
                                                                          $   687   $   576
                                                                          =======   =======

 8.  Commitments and Contingent Liabilities

The Division's basic raw material is tinplate which is purchased from multiple sources. The Division is subject to material fluctuations in the cost of raw materials and adjusts its selling prices to reflect these movements. There can be no assurance, however, that the Division will be able to recover fully any increase in raw material costs from its customers.

 9.  Subsequent Event

Contingent upon the sale of the business of the Division described in Note 1, Crown signed a Supply and Sales Agency agreement with Brockway according to which Brockway will supply Crown with certain components and Crown will sell specified Brockway products in certain territories. Such transactions will be carried out at approximately fair market value.


10.  Unaudited Interim Financial Statements

The unaudited financial statements as of June 17, 1996 and for the six months ended June 17, 1996 and June 30, 1995 include all adjustments, consisting of recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the period ended June 17, 1996 are not necessarily indicative of the results that may be expected for the entire year.

ITEM 7(B). PRO FORMA FINANCIAL INFORMATION


BWAY CORPORATION
PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


The accompanying unaudited pro forma consolidated statements of income for BWAY Corporation (the "Company") give effect to the acquisition of the Davies Can Division ("Davies"), an unincorporated division of the Van Dorn Company (a wholly-owned subsidiary of Crown Cork & Seal Company, Inc.), by an indirect subsidiary of the Company, using the purchase method of accounting. The pro forma consolidated statements of income for the fiscal year ended October 1, 1995 and for the nine months ended June 30, 1996 give effect to the purchase as if the transaction occurred on October 3, 1994. A pro forma balance sheet is not included herein as the Company's consolidated balance sheet as of June 30, 1996 was filed with the Company's Form 10-Q on August 14, 1996 and includes Davies financial information and the effect of the transaction.

The pro forma consolidated statement of income for the fiscal year ended October 1, 1995 includes Davies' statement of income for the year ended December 31, 1995 and the Company's consolidated statement of income for fiscal year ended October 1, 1995. The pro forma consolidated statement of income for the nine months ended June 30, 1996 includes Davies' statement of income for the nine months ended June 30, 1996 and the Company's consolidated statement of income for the nine months ended June 30, 1996.

The financial information with respect to Davies for the year ended October 1, 1995 has been derived from Davies' audited financial statements as of December 31, 1995. The financial information with respect to Davies for the nine months ended June 30, 1996 has been derived from Davies' unaudited financial statements for the period from January 1, 1996 through June 17, 1996 and its unaudited
financial statements for the three months ended December 31, 1995.   The
financial information with respect to the Company for the year ended October 1, 1995 has been derived from the Company's audited consolidated financial statements. The financial information with respect to the Company as of and for the nine months ended June 30, 1996 has been derived from the Company's unaudited consolidated financial statements for the nine months ended June 30, 1996.

A preliminary allocation of purchase price has been made for purposes of preparing the accompanying pro forma consolidated statements of income based on estimates made by management. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. The pro forma consolidated financial information shown is not necessarily indicative of either the results of operations that would have occurred had the merger taken place on October 3, 1994 or of the future operations.

Management expects operating cost savings to result from the efficiencies obtained through rationalization. The Company is unable to quantify such savings and therefore, these amounts have not been reflected in the accompanying financial statements. Nor can such savings be guaranteed for results of future operations. On May 28, 1996, the Company completed its acquisition of Milton Can Company, Inc. ("MCC"), the operating results of which have been included in the Company's consolidated statements of income since the date of acquisition. In order to present the total pro forma impact of both acquisitions, the following statements of income also present the Company's statement of income combined with the pro forma results of the MCC acquisition. This information is then consolidated with Davies' statement of income to reflect the total pro forma impact. For further information regarding the MCC acquisition and the related pro forma results, refer to the Current Report on Form 8-K/A filed August 12, 1996.

BWAY Corporation and Subsidiaries

Pro Forma Consolidated Statement of Income (Unaudited)
Year Ended October 1, 1995
(In Thousands, Except per Share Data)
- ---------------------------------------------------------------------------------------------------------------------

                                                    BWAY Corporation
                                 BWAY Corporation   Pro Forma for MCC  Davies Can Company
                                     for the            for the             for the
                                    Year Ended        Year Ended          Year Ended          Pro Forma
                                 October 1, 1995     October 1, 1995     December 31, 1995   Adjustments      Pro Forma
                                 -----------------  ----------------    -----------------   ------------     ----------

NET SALES                                 $247,480          $307,215          $58,346                          $365,561

COST OF SALES                              211,115           260,559           55,413                           315,972
                                 -----------------  ----------------    -------------        -----------     ----------

GROSS PROFIT                                36,365            46,656            2,933                            49,589

OPERATING EXPENSES                          16,635            26,643            4,447               $795 (A)     31,885
                                 -----------------  ----------------    -------------        -----------     ----------

INCOME FROM OPERATIONS                      19,730            20,013           (1,514)              (795)        17,704

OTHER (INCOME) EXPENSE - Net                  (275)             (206)               0                              (206)

Interest Expense                             5,211             6,391            1,233             (1,233)(B)
                                                                                                   4,350 (B)     10,741
                                 -----------------  ----------------    -------------        -----------     ----------

INCOME BEFORE INCOME TAXES                  14,794            13,828           (2,747)            (3,912)         7,169

PROVISION FOR INCOME TAXES                   6,021             6,150                              (2,710)(C)      3,440
                                 -----------------  ----------------    -------------        -----------     ----------

NET INCOME                                  $8,773            $7,678          ($2,747)           ($1,202)        $3,729
                                 =================  ================    =============        ===========     ==========



EARNINGS PER COMMON SHARE                    $1.85             $1.39                                              $0.67
                                 =================  ================                                         ==========

WEIGHTED AVERAGE COMMON
      SHARES OUTSTANDING                     4,731             5,542                                              5,542
                                 =================  ================                                         ==========


See notes to pro forma consolidated statements of income.

BWAY Corporation and Subsidiaries

Pro Forma Consolidated Statement of Income (Unaudited)
Nine Months Ended June 30, 1996
(In Thousands, Except per Share Data)
- ---------------------------------------------------------------------------------------------------------------------


                                                         BWAY Corporation
                                    BWAY Corporation     Pro Forma for MCC   Davies Can Company
                                        for the               for the            for the
                                    Nine Months Ended    Nine Months Ended   Nine Months Ended    Pro Forma
                                     June 30, 1996         June 30, 1996        June 30, 1996    Adjustments  Pro Forma
                                    ---------------     ---------------      ----------------    ----------- -----------
NET SALES                                  $191,225            $228,159               $44,213                  $272,372

COST OF SALES                               160,012             190,734                44,156                   234,890
                                    ---------------     ---------------      ----------------    ----------  ----------

GROSS PROFIT                                 31,213              37,425                    57                    37,482

OPERATING EXPENSES                           13,403              20,047                 2,995          $600 (A)  23,642
                                    ---------------     ---------------      ----------------    ----------  ----------

INCOME FROM OPERATIONS                       17,810              17,378                (2,938)         (600)     13,840
OTHER (INCOME) EXPENSE - Net                   (262)                  1                     0                         1
Interest Expense                              3,108               3,898                   773          (773)(B)
                                                                                                      3,260 (B)   7,158
                                    ---------------     ---------------      ----------------    ----------  ----------

INCOME (LOSS) BEFORE INCOME TAXES            14,964              13,479                (3,711)       (3,087)      6,681
PROVISION FOR INCOME TAXES                    6,090               5,930                     0        (2,820)(C)   3,110
                                    ---------------     ---------------      ----------------    ----------  ----------

INCOME BEFORE EXTRAORDINARY ITEMS             8,874               7,549                (3,711)         (267)      3,571
                                    ---------------     ---------------      ----------------    ----------  ----------

EXTRAORDINARY LOSS RESULTING FROM
   THE EXTINGUISHMENT OF DEBT                (2,535)             (2,535)                    0             0      (2,535)
                                    ---------------     ---------------      ----------------    ----------  ----------

NET INCOME (LOSS)                            $6,339              $5,014               ($3,711)        ($267)     $1,036
                                     ==============      ==============       ===============     =========   =========



EARNINGS PER COMMON SHARE                     $1.02               $0.74                                           $0.15
                                     ==============      ==============                                       =========

WEIGHTED AVERAGE COMMON
       SHARES OUTSTANDING                     6,191               6,799                                           6,799
                                     ==============      ==============                                       =========




See notes to pro forma consolidated statements of income.

BWAY CORPORATION AND SUBSIDIARIES


NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
- ----------------------------------------------------------------

PRO FORMA STATEMENT OF INCOME ADJUSTMENTS


(A) To reflect amortization of excess purchase price over the net assets acquired and amortization of other identifiable intangibles over a composite life of 25 years, using the straight line method. The excess purchase price over net assets will be amortized over 30 years and other intangible assets will be amortized over their estimated useful lives which are expected to range from 5 to 17 years.

(B) To record the net increase in interest expense related to the elimination of Davies' historical interest expense and the interest expense related to the Company's credit facility.

(C)  To reflect the income tax expense computed on a pro forma combined basis at
     BWAY's effective   tax rate, adjusted for new permanent book to tax
     differences.

ITEM 7(C).  EXHIBITS.

          (1)  The exhibits listed in the Index to Exhibits.


                                  INDEX TO EXHIBITS
                                  -----------------

          EXHIBIT
            NO.                DESCRIPTION OF DOCUMENT
            ---                -----------------------


           10.1               Asset Purchase Agreement dated April 29, 1996,                (1)
                              between Brockway Standard, Inc., BWAY Corporation,
                              Van Dorn Company and Crown Cork & Seal Company, Inc.

           10.2               Amendment No. 1 to the Asset Purchase Agreement               (2)
                              dated June 17, 1996.

           10.3               Credit Agreement dated June 17, 1996 by and among             (2)
                              BWAY Corporation, Brockway Standard, Inc., Milton Can
                              Company, Inc., the Additional Borrowers,
                              Bankers Trust Company, and NationsBank, N.A.

           99.1               BWAY Corporation's press release dated June 18,               (2)
                              1996, re: finalized Acquisition of Davies Can
                              Company.

           99.2               BWAY Corporation's Current Report on Form 8-K/A,              (3)
                              filed August 12, 1996.

________
(1) Incorporated by reference to the respective exhibit to the Company's Form 10-Q for the period ending March 31, 1996.

(2) Incorporated by reference to the respective exhibit to the Company's Current Report on Form 8-K, originally filed on July 1, 1996.

(3) Incorporated by reference to the respective exhibit to the Company's Current Report on Form 8-K/A regarding the Milton Can Company, Inc. acquisition, filed on August 12, 1996.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         BWAY  Corporation
                                         (Registrant)


Date:  August 28, 1996              By:  /s/ David P. Hayford
                                         ---------------------------
                                         David P. Hayford
                                         Senior Vice President &
                                         Chief Financial Officer